INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Public Service Enterprise Group Incorporated, Enterprise Capital Trust I, Enterprise Capital Trust II and Enterprise Capital Trust III on Form S-3 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche, LLP
Parsippany, New Jersey

December 23, 1997